Exhibit 5.1

[Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

October 28, 2009

Old Dominion Freight Line, Inc.

500 Old Dominion Way

Thomasville, North Carolina 27360

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Old Dominion Freight Line, Inc., a Virginia corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the proposed offer and sale from time to time, pursuant to Rule 415 under the 1933 Act, of shares of the Company’s common stock (the “Common Stock”), $0.10 par value per share (the “Shares”). The Shares will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement. We have been advised that the Company is a well-known seasoned issuer pursuant to Rule 405 under the 1933 Act and, accordingly, the Registration Statement will become effective upon filing with the Commission. This opinion is delivered to you pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K of the Commission.

As the Company’s counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s articles of incorporation and bylaws, each as amended to date, and minutes and records of the corporate proceedings of the Company relating to the filing of the Registration Statement and the issuance of the Shares, as provided to us by the Company, certificates of public officials and of representatives of the Company, and statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.

In connection with such examination, we have assumed (a) the genuineness of all signatures and the legal capacity of all signatories; (b) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (c) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

For the purpose of this opinion, we have assumed (a) that the Company will continue to be incorporated and in good standing under the laws of the Commonwealth of Virginia; (b) that the Company will receive consideration for the issuance of the Shares that is at least equal to the par value of the Shares and to the amount of consideration specified in the resolutions of the Board of Directors of

October 28, 2009

the Company referred to below; (c) at the time of the offering or sale of Shares, the Company will have a number of shares of Common Stock authorized and available for issuance at least equal to the number of Shares being offered or sold; and (d) that there shall not have occurred any change in law affecting the validity of the Common Stock.

Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that, upon (a) due adoption by the Board of Directors of the Company, or a duly authorized committee thereof, of resolutions approving the issuance and the terms of the offering and sale of the Shares; (b) issuance and delivery of, and payment for, the Shares in the manner contemplated by the Registration Statement and such resolutions; and (c) the sale of the Shares in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the Commonwealth of Virginia, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to any reference to the name of our firm in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC